CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Board of Directors
Majesco Entertainment Company
We hereby consent to the incorporation by reference of our report dated January 19, 2007 included in this Form 10-K on the consolidated statements of operations, shareholders’ equity, and cash flows of Majesco Entertainment Company and subsidiary for the year ended October 31, 2006, into the Company’s previously filed registration statements on Form S-8 (No. 333-120143), and Forms S-3 (333-122519; 333-115822; 333-121640; 333-120103; 333-135463; and 333-146253).
GOLDSTEIN GOLUB KESSLER LLP
 New York, New York
January 29, 2009